NOTICE

Pursuant to Section 13(J) and Section 13(K) of the Warrant to Purchase Common Stock (the “Warrant”) issued to the United States Department of the Treasury (“Investor”) by Northeast Bancorp, a Maine Corporation (the “Company”), on December 12, 2008, the Company hereby provides Investor with the following notice and statement of adjustment event (this “Notice”):

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated December 12, 2008 by and between Investor and the Company, the Company issued to Investor the Warrant, which entitles Investor to purchase 67,958 shares of Company common stock, par value $1.00 per share (“Company Common Stock”), at an exercise price of $9.33;

WHEREAS, on March 30, 2010, the Company and FHB Formation LLC, a Delaware limited liability company (“FHB”), entered into an Agreement and Plan of Merger pursuant to which FHB will merge with and into the Company (the “Merger”), with the Company being the surviving entity (the “Surviving Company”);

WHEREAS, in connection with the Merger, shareholders of the Company will be entitled to elect to receive (i) $13.93 in cash (the “Cash Consideration”) or (ii) one share of Surviving Company common stock, par value $1.00 per share (the “Stock Consideration”), in exchange for each share of Company Common Stock owned immediately prior to the effective time of the Merger, subject to allocation procedures that provide that 1,393,399 shares of Company Common Stock will be converted into the Stock Consideration and the remainder of the Company Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the Cash Consideration;

WHEREAS, Section 13(E) of the Warrant provides that, in the event of a merger, Investor’s right to receive Company Common Stock upon exercise shall be converted into the right to receive the type and amount of consideration received by the majority of all holders of the shares of Company Common Stock that affirmatively make an election (or of all such holders if none make an election);

WHEREAS, Section 13(I) of the Warrant provides that if any event occurs as to which the provisions of this Section 13 are not strictly applicable, then the board of directors of the Company shall make such adjustments in the application of such provisions, in accordance with the essential intent and principles of such provisions, as shall be reasonably necessary, in the good faith opinion of the board of directors, to protect the purchase rights of the Warrant;

WHEREAS, the application of Section 13(E) is hereby adjusted to clarify the type and amount of consideration to be received by Investor upon exercise of the Warrant following the effective date of the Merger.

NOW, THEREFORE, pursuant to the terms and conditions set forth in the Warrant, NOTICE IS HEREBY GIVEN THAT:

1. Upon the effective time of the Merger, the Warrant shall be exercisable for 67,958 shares of Surviving Company common stock, par value $1.00 per share (the “Adjustment”).

2. The Adjustment shall become effective at the effective time of the Merger.  In the event the Merger Agreement is terminated, the Adjustment shall be terminated and shall have no further force or effect.

Pursuant to Section 18 of the Warrant, Investor hereby waives its right to receive this Notice 10 days prior to the date fixed as the record date for the Merger in accordance with Section 13(K).

This Notice will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

IN WITNESS WHEREOF, Notice has been duly executed and delivered by the duly authorized representative of the Company as of the date written above.

NORTHEAST BANCORP

By:  _____________________________________
Name: Robert Johnson
Title:   Sennior Vice President and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED:

UNITED STATES DEPARTMENT OF THE TREASURY

By:______________________________
Name:
Title: